UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2010

Evergreen Energy Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-14176	84-1079971
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 1300, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 293-2992

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2010, the Company and its subsidiary, Landrica Development Company, entered into an agreement to sell certain property and operations in Campbell County, Wyoming, including the Ft. Union plant, to Synthetic Fuels LLC for a cash purchase price of $2,000,000, of which $500,000 will be paid at closing with the remaining $1,500,000 to be paid pursuant to a secured two year note.  Additionally, the buyer will pay an additional $6,300,000 in connection with the release of the reclamation bonds pertaining to the sold property pursuant to a secured one year note.  The transaction is expected to close in the fourth quarter of 2010 and is subject to customary closing conditions.  Proceeds of the sale will be used for general working capital purposes.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.	The following material is filed as an exhibit to this Current Report on Form 8-K:

	Exhibit 99.1	Press Release dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN ENERGY INC.

Date: August 24, 2010	By: /S/ DIANA L. KUBIK
Name: Diana L. Kubik
Title: Vice President and Chief Financial Officer